UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 10, 2016
______________

DEVRY EDUCATION GROUP INC.
(Exact name of registrant as specified in its charter)

______________

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The DeVry Education Group Inc. ("DeVry Group") 2016 Annual Meeting of Shareholders (the "Annual Meeting") was held on November 10, 2016.  A total 59,530,007 shares of DeVry Group common stock, out of a total of 62,747,216 shares outstanding and entitled to vote as of the close of business on September 23, 2016 (the record date for the Annual Meeting), were present in person or represented by proxy.  Set forth below are the matters acted upon by DeVry Group shareholders at the Annual Meeting and the final voting results on each such matter.
The shareholders elected each of the eight nominees as directors to serve until the 2017 Annual Meeting of Shareholders or until their successors are elected and qualified:

Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
Christopher B. Begley	46,646,224	9,866,223	3,017,560
Ann Weaver Hart	50,393,518	6,118,929	3,017,560
Lyle Logan	48,371,335	8,141,112	3,017,560
Michael W. Malafronte	50,307,935	6,204,512	3,017,560
Fernando Ruiz	48,312,695	8,199,752	3,017,560
Ronald L. Taylor	56,246,349	266,098	3,017,560
Lisa W. Wardell	56,288,240	224,207	3,017,560
James D. White	56,271,977	240,470	3,017,560

The shareholders ratified the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for DeVry Group for fiscal year 2017:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
59,237,010	243,423	49,574

The shareholders in an advisory vote approved the compensation of DeVry Group's named executive officers, as described in the Proxy Statement:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
48,124,370	8,185,170	202,907	3,017,560
Item 7.01.  Regulation FD Disclosure.
On November 14, 2016, DeVry Group issued a press release announcing that its Board of Directors (the "Board") had declared a semi-annual dividend on DeVry Group's common stock of $0.18 per share, payable on December 22, 2016, to common stockholders of record as of December 2, 2016. Future dividends will be at the discretion of the Board.
The full text of this press release is included in Exhibit 99.1 in this Form 8-K.
Item 9.01.  Financial Statements and Exhibits.
99.1            Press Release, dated November 14, 2016, announcing semi-annual dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date:	November 14, 2016	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Senior Vice President, Chief Financial Officer and Treasurer